                                                                  CONFORMED COPY


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                   _________________________________________

                                   FORM 8-K
                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) September 18, 1997

                             WHIRLPOOL CORPORATION
                  -------------------------------------------
            (Exact name of registrant as specified in its charter)


           Delaware                        1-3932                 38-1490038
----------------------------      ------------------------   -------------------
(State or other jurisdiction          (Commision File         (I.R.S. Employer
       of incorporation)                  number)            Identification No.)



     2000 M63 North,  Benton Harbor, Michigan                    49022-2692
     ----------------------------------------------------------------------
     (Address of principal executive officers)                   (Zip Code)


                                (616)-923-5000
              --------------------------------------------------
              Registrant's telephone number, including area code
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Item 5.   Other Events
          ------------

     On September 18, 1997, the registrant announced that it is taking several significant steps to extend the company's global leadership position, as well as to fundamentally change the economics of Whirlpool's business structure worldwide. They include the following:

          . Acquiring the majority interest in Brasmotor S.A., the company's Latin American affiliate, for $217 million;

          . Electing H. Miguel Etechenique, chairman and CEO of Brasmotor S.A., to Whirlpool's Board of Directors;

          . Selling the inventory and consumer financial business and certain other assets of Whirlpool Financial Corporation, which will have a positive impact of about 53 cents per share when completed;

          . Eliminating about 4,700 positions in Asia, Europe and North America, increasing efficiencies in European operations through product consolidation and facility closings, while seeking strategic alliances or other alternatives for two Chinese joint ventures. A pre-tax charge of approximately $350 million will be taken against third-quarter earnings, resulting in $180 million of annual savings when fully implemented in year 2000.

Item 7.   Financial Statements and Exhibits
          ---------------------------------

     Exhibit 1
     ---------

     Copy of a press release dated September 18, 1997 covering the Company's recent announcement that several significant steps are being taken to extend the company's global leadership position, as well as to fundamentally change the economics of Whirlpool's business structure worldwide.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 WHIRLPOOL CORPORATION
                                 Registrant



Date: September 19, 1997            By:  /s/  Daniel F. Hopp
                                        --------------------------------
                                 Name:  Daniel F. Hopp
                                 Title: Vice President, General
                                        Counsel and Secretary